UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 9, 2012

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Kathleen M. Staby, who had served as Vice President of Human Resources and Strategy for MTS Systems Corporation (the “Company”), retired from the Company effective January 6, 2012. The Company and Ms. Staby have entered into a Consulting Agreement, effective as of January 9, 2012, pursuant to which Ms. Staby will provide consulting services related to the functioning of the Company’s human resources department for a fee of $250 per hour. Subject to earlier termination in accordance with its terms, the Consulting Agreement will be in effect through March 31, 2012.

A copy of the Consulting Agreement is attached hereto as Exhibit 10 and incorporated herein by reference in response to this Item 5.02. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10	Consulting Agreement, effective as of January 9, 2012, by and between MTS Systems Corporation and Kathleen M. Staby

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: January 9, 2012	By:	/s/ Susan E. Knight
Susan E. Knight
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title	Method of filing
10	Consulting Agreement, effective as of January 9, 2012, by and between MTS Systems Corporation and Kathleen M. Staby	Filed electronically